As Filed with the Securities and Exchange Commission on May 27, 2026.
File No. 001-43276

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
Mobility Global Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	39-4621962
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
5860 Trinity Parkway, Suite 600
Centreville, Virginia 20120
(Address of Principal Executive Offices)
703-934-2664
(Registrant’s telephone number, including area code)
Copies to:
Michael Kaplan Roshni Banker Cariello Arisa A. Sin Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017
Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Mobility Global Inc.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1 (the “information statement”). None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.
Business.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “The Separation,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Compensation Discussion and Analysis,” “Management,” “Certain Relationships and Related Party Transactions,” “Where You Can Find More Information” and “Index to Combined Unaudited Financial Statements and Combined Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.
Item 1A.
Risk Factors.

The information required by this item is contained in the sections “Risk Factors” and “Special Note Regarding Forward-Looking Statements” of the information statement. Those sections are incorporated herein by reference.
Item 2.
Financial Information.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Combined Unaudited Financial Statements and Combined Financial Statements” (and the statements referenced therein) of the information statement. Those sections are incorporated herein by reference.
Item 3.
Properties.

The information required by this item is contained in the section “Business — Properties” of the information statement. That section is incorporated herein by reference.
Item 4.
Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained in the section “Ownership of Common Stock by Certain Beneficial Owners and Management” of the information statement. That section is incorporated herein by reference.
Item 5.
Directors and Executive Officers.

The information required by this item is contained in the section “Management” of the information statement. That section is incorporated herein by reference.
Item 6.
Executive Compensation.

The information required by this item is contained in the sections “Compensation Discussion and Analysis” and “Management” of the information statement. Those sections are incorporated herein by reference.

Item 7.
Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained in the sections “The Separation — Agreements with S&P Global,” “Certain Relationships and Related Party Transactions,” “Management,” “Compensation Discussion and Analysis” and “Ownership of Common Stock by Certain Beneficial Owners and Management” of the information statement. Those sections are incorporated herein by reference.
Item 8.
Legal Proceedings.

The information required by this item is contained in the section “Business — Legal Proceedings” of the information statement. That section is incorporated herein by reference.
Item 9.
Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained in the sections “Summary,” “Risk Factors,” “The Separation,” “Dividend Policy,” “Capitalization” and “Description of Capital Stock” of the information statement. Those sections are incorporated herein by reference.
Item 10.
Recent Sales of Unregistered Securities.

The information required by this item is contained in the section “Description of Capital Stock — Distributions of Securities” of the information statement. That section is incorporated herein by reference.
Item 11.
Description of Registrant’s Securities to Be Registered.

The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.
Item 12.
Indemnification of Directors and Officers.

The information required by this item is contained in the section “Description of Capital Stock” of the information statement. That section is incorporated herein by reference.
Item 13.
Financial Statements and Supplementary Data.

The information required by this item is contained in the section “Index to Combined Unaudited Financial Statements and Combined Financial Statements” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.
Item 14.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.
Item 15.
Financial Statements and Exhibits.

(a)
Financial Statements

The information required by this item is contained in the section “Index to Combined Unaudited Financial Statements and Combined Financial Statements” (and the statements referenced therein) of the information statement. That section is incorporated herein by reference.

(b)
Exhibits

The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Title
2.1†+	Form of Separation and Distribution Agreement between S&P Global Inc. and Mobility Global Inc.
3.1*	Form of Amended and Restated Articles of Incorporation of Mobility Global Inc.
3.2*	Form of Amended and Restated Bylaws of Mobility Global Inc.
10.1†+*	Form of Transition Services Agreement between S&P Global Inc. and Mobility Global Inc.
10.2†+*	Form of Tax Matters Agreement between S&P Global Inc. and Mobility Global Inc.
10.3†	Form of Employee Matters Agreement between S&P Global Inc. and Mobility Global Inc.
10.4†+*	Offer Letter of William W. Eager dated July 28, 2025
10.5†+*	Offer Letter of Matthew A. Calderone dated December 2, 2025
10.6†+*	Offer Letter of Scott Fredericks dated November 17, 2025
10.7†+*	Offer Letter of Joseph S. LaFeir dated November 10, 2025
10.8†+*	Offer Letter of Tasha Matharu dated January 21, 2026
10.9	Form of Mobility Global Inc. 2026 Long Term Incentive Plan
10.10	Form of Indemnification Agreement for Non-Employee Directors
10.11*	Retention Letter of Joseph S. LaFeir dated May 6, 2025
10.12*	Retention Letter of Tasha Matharu dated August 7, 2025
10.13†*	Revolving Credit Agreement by and among Mobility Global Inc. and the Lenders named therein dated May 6, 2026
10.14+	Form of Indenture by and among Mobility Global Inc. and The Bank of New York MellonTrust Company, N.A.
10.15	Form of First Supplemental Indenture by and among Mobility Global Inc. and The Bank of New York Mellon Trust Company, N.A.
10.16	Form of Registration Rights Agreement by and among Mobility Global Inc. and the Initial Purchasers named therein
21.1	Subsidiaries of the Registrant
99.1	Preliminary Information Statement dated May 27, 2026
99.2	Form of Notice of Internet Availability of Information Statement Materials

*
Previously filed.

†
Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

+
Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Mobility Global Inc.
By:
/s/ William W. Eager

Name:
William W. Eager

Title:
Chief Executive Officer

Date: May 27, 2026